Exhibit 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”), entered into as of the 3rd day of November, 2025, by and between ONE HAMDEN CENTER, LLC, as Landlord, and TRANSACT TECHNOLOGIES INCORPORATED, as Tenant.

WITNESSETH:

WHEREAS, Landlord, as successor to 2319 Hamden Center I, L.L.C., and Tenant are parties to that certain Lease dated November 27, 2006, as amended by First Amendment to Lease entered into as of January 3, 2017, and as further amended by Second Amendment to Lease entered into as of April 30, 2021 (as so previously amended, the “Lease”) with respect to certain 11,075 rentable square foot premises known as Suite 3-B, 2319 Whitney Avenue, Hamden, Connecticut (the “Existing Premises”) in Landlord’s Building known as One Hamden Center, 2319 Whitney Avenue, Hamden, Connecticut 06518; and

WHEREAS, Landlord and Tenant further mutually desire to amend the Lease;

NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Unless otherwise defined in this Third Amendment, all defined terms shall have the meanings set forth in the Lease.

2.        Attached hereto as Exhibit A, subject to minor modifications to be mutually agreed between Landlord and Tenant, is a sketch of the Existing Premises. Effective November 1, 2025, Tenant shall lease from Landlord and shall have the right to use and occupy only that portion of the Existing Premises shown on said Exhibit A (the “New Premises”), which New Premises shall continue to be known as Suite 3-B, but contain only 3,630 rentable square feet. Prior to November 1, 2025, Landlord, at Landlord’s expense, shall commence the work necessary to separate and demise the New Premises from the balance of the Existing Premises in accordance with all applicable laws. Landlord and Tenant shall cooperate with each other to complete such work prior to November 1, 2025.

3.        In completing the work to separate and demise the New Premises from the balance of the Existing Premises, Landlord shall (i) construct and paint all required demising walls, (ii) repair or replace, with building standard materials, any carpet damaged during such construction, (iii) repair or replace, with building standard material, any ceiling tiles damaged during such construction and modify any lighting configuration, (iv) provide tenant with a new entrance door designed with a full glass insert and sidelight, (v) at its cost breakdown the existing office cubicles and relocate cubicles to the New Premises and (vi) at its costs install cabinets under countertop and outlets to code in existing lunchroom area. The foregoing work shall be completed by Landlord at Landlord’s sole cost and expense and shall be completed in accordance with all applicable laws. Tenant shall be responsible to remove all personal items, equipment, furniture and furnishings from the work area. The work to be done by Landlord is anticipated to be performed during normal business hours, and Landlord and Tenant shall cooperate with each other in the performance of same to seek to minimize interference with Tenant’s business operations. Except as provided in this Paragraph 3, Tenant accepts the New Premises in their “AS IS” condition.

4.        The term of the Lease with respect to the New Premises shall commence on November 1, 2025 and shall continue for a term of four (4) years and two (2) months ending December 31, 2029 (the “New Premises Extended Term”).

5.        Commencing November 1, 2025 and continuing during the New Premises Extended Term: (a) the monthly Base Rent shall be $6,806.25, (b) Tenant’s Percentage Share shall be 3.20%, (c) the Base Year shall be 2025, and (d) anything in the Lease to the contrary notwithstanding in lieu of submetering, Tenant shall pay a monthly electric charge of $1.00 per rentable square foot per annum, or $302.50 per month, increasing by 3% on November 1, 2026, and 3% on each November 1st thereafter during the New Extended Lease Term.

6.        As hereby modifi\ed, the Lease remains in full force and effect.

7.        Landlord represents and warrants that no consent or approval of this Third Amendment by any third party (expressly including the holder of any mortgage encumbering the Building) is required or that each such consent or approval has been obtained by Landlord and is in full force and effect.

8.       Landlord and Tenant each warrant and represent to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Third Amendment. Except for any commission claims made by a broker claiming to represent Tenant in connection with this Third Amendment, Landlord shall pay any commissions payable to any brokers pursuant to any agreement to which Landlord may be a party.

9.        This Third Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

7.       This Third Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and date first above written.

One Hamden Center, LLC,
a Delaware limited liability company

By:	2319 HAMDEN CENTER I, L.L.C., a Connecticut
limited liability company, its Member

By:	Hamden Center Investors, Inc., a
Connecticut corporation, its Manager

By:	/s/ Michael Belfonti
Michael Belfonti, President

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Name: Steven A. DeMartino
Its Duly Authorized: President and CFO

EXHIBIT A

5
6
7
8
9
10
11
A
B
C
D
E
File Room
Lobby
IT
Conference Room

Transact Floor Plan

ONE HAMDEN CENTER

THIRD FLOOR PLAN

CONSTRUCTION

A1

5
6
7
8
10
11
FURNITURE LAYOUT
[redacted]

Transact
Furniture Plan

ONE RAMSON CENTER

THIRD FLOOR PLAN

CONSTRUCTION

A2